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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

         We consent to the use in the Registration Statement and Prospectus of Guardian Technologies International, Inc. of our report dated March 16, 2000, accompanying the financial statements of Guardian Technologies International, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


HEIN + ASSOCIATES LLP

Denver, Colorado
January 10, 2001